IBM 4Q24 Earnings Prepared Remarks 1 Introduction Thank you. I’d like to welcome you to IBM’s fourth quarter 2024 earnings presentation. I’m Olympia McNerney, and I’m here today with Arvind Krishna, IBM’s Chairman, President and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer. We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow. To provide additional information to our investors, our presentation includes certain non-GAAP measures. For example, all of our references to revenue and signings growth are at constant currency. We’ve provided reconciliation charts for these and other non-GAAP financial measures at the end of the presentation, which is posted to our investor website. Finally, some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings. So with that, I’ll turn the call over to Arvind. Exhibit 99.1

IBM 4Q24 Earnings Prepared Remarks 2 CEO Perspective Thank you for joining us today. Let me start by reflecting on our strong close to 2024 and performance over the mid-term model, then get into more detail on the execution of our strategy. We are pleased with the progress we made in 2024, delivering revenue growth of 3% and $12.7 billion of free cash flow. We saw continued acceleration in Software and our highest level of cash flow generation in many years. As we close out the mid-term model we laid out at the end of 2021, I am proud of our achievements. We met or exceeded our target metrics for revenue growth, profitability and free cash flow growth. We set out a plan for mid-single digit growth and we delivered on it, growing our revenue by a 6% CAGR over this period. All of our segments delivered revenue growth in line with our model over the last three years. Software grew ahead of our goal of mid-single digits, and this momentum continued with 9% growth in 2024. We committed to accelerate the growth of Red Hat, and we delivered double digits for the year. Infrastructure performed in line with our model as we invested in innovation and transformed the business model. Consulting met the model for high single digit growth, although we acknowledge 2024 was below model. We are confident that our investment in partnerships and skills as well as our early leadership in GenAI position us to accelerate Consulting growth as we move forward. Overall, our technology momentum and Consulting signings bolster our confidence in our future performance. Before getting deeper into our execution, I’ll make a few comments on the macroeconomic environment. As we look at the broader environment, IBM’s mission to help businesses leverage technology to both scale revenue and grow profitably is more critical than ever. Geopolitical

IBM 4Q24 Earnings Prepared Remarks 3 tensions, interest rate volatility, supply chain vulnerabilities, demographic shifts, and evolving cyber threats are creating headwinds for businesses worldwide. In this context, technology is key to drive sustainable growth. IBM’s combination of advanced technology and deep consulting expertise positions us to uniquely deliver end-to-end business transformations. We entered the year intent on enhancing our portfolio. Software is now about 45% of our business, with more than $15 billion of ARR, growing at double digits. We delivered strong and accelerating revenue growth of 11% in the fourth quarter, which includes about 8 points of organic growth and strength across the portfolio. This growth was led by Red Hat, up 17% in the quarter. Our early leadership in generative AI and the Consulting Advantage platform have positioned us well in today’s evolving market. In Infrastructure, z16 is our most successful program in history, highlighting customer adoption and continued reliance on the mainframe. We see more opportunities ahead as our infrastructure solutions play a crucial role in helping clients bring AI workloads closer to their data and we will launch z17 in the middle of 2025. Let me now address our progress in generative AI. We continue to gain momentum, with our GenAI book of business growing to over $5 billion inception-to-date, up by about $2 billion quarter-over-quarter. Approximately one-fifth of this book of business comes from Software, and the remaining four-fifths is Consulting. Our AI portfolio is tailored to meet the diverse needs of enterprise clients, enabling them to leverage a mix of models—IBM’s, their own, and open models from Hugging Face, Meta, and Mistral. IBM’s Granite models, designed for specific purposes, are 90% more cost-efficient than larger alternatives. Additionally, RHEL AI and OpenShift AI provide clients with a consistent and scalable AI foundation built on open-source technology.

IBM 4Q24 Earnings Prepared Remarks 4 This quarter, we saw strong traction in our watsonx middleware solutions and AI assistants, including watsonx.gov, watsonx.ai, watsonx Code Assistant for Z, watsonx Orchestrate, as well as products embedding AI such as Concert. And Consulting remains key to designing and implementing AI use cases, driving watsonx deployment. Through the year, we introduced key innovations that are resonating with clients. This quarter, we launched OpenShift Virtualization Engine to meet growing virtualization demand. In Infrastructure, the Telum II processor enhances IBM Z’s AI capabilities and performance. We just announced RISE with SAP on IBM Power Virtual Server, offering the fastest and easiest migration from on-premises to cloud for the 10,000 plus clients who use SAP on IBM Power. The Consulting Advantage platform is integrating our technology and industry expertise to drive business transformation. With more than 75 quantum systems deployed worldwide, our focus on emerging innovation is clear. This quarter we announced a collaboration with the State of Illinois to establish the National Quantum Algorithm Center in Chicago. M&A remains a key enabler of our strategy. The acquisition of Neural Magic strengthens our AI solutions with advanced model optimization. Clients worldwide trust IBM to lead transformations. Notable examples this quarter include NatWest and Lockheed Martin, leveraging our Granite models for advanced AI applications. L’Oréal is partnering with IBM to use our AI, consulting, and research capabilities to develop foundation models for cosmetics formulation. We also collaborated with UFC and Ferrari, helping them tap into IBM’s AI and consulting expertise to drive operational efficiency. Announced earlier this month, IBM and the UK Home Office will partner on the Emergency Services Network, supporting more than 300,000 emergency responders in Great Britain. Our ecosystem continues to expand as we strengthen our partnerships with

IBM 4Q24 Earnings Prepared Remarks 5 leading technology providers, including AMD, Palo Alto Networks, SAP, Amazon, Microsoft and CoreWeave. These partnerships allow us to co- innovate and deliver greater value to clients. Before I conclude, let me touch on our outlook. We see continued momentum in our business driven by our focused strategy, enhanced portfolio and culture of innovation. For 2025, we expect revenue growth inflecting higher to 5% plus and about $13.5 billion of free cash flow. I look forward to sharing more details at our upcoming Investor Day on February 4. I will now hand over to Jim to walk you through the details of the quarter. Jim, over to you.

IBM 4Q24 Earnings Prepared Remarks 6 Financial Highlights Thanks Arvind. For the full year, we delivered about $63 billion in revenue, $11.2 billion of operating pre-tax income and operating earnings per share of $10.33. And we generated $12.7 billion of free cash flow, our strongest level of free cash flow generation in many years and our highest reported free cash flow margin in history. Revenue growth, combined with 120 basis points of operating pre-tax margin expansion drove 9% operating pre-tax profit growth, 14% free cash flow growth and 7% operating diluted earnings per share growth. We are pleased with these results, delivering durable revenue growth in our re-positioned business and exceeding our expectations on profitability, free cash flow and earnings per share. Revenue performance for the year was led by Software, up 9%, with strength across our portfolio. We achieved Rule of 40, driven by the combination of accelerating growth and margin expansion throughout the year. Consulting revenue was up 1%, and continued to be impacted by a dynamic market environment as clients reprioritize spending. While Infrastructure was down 3% reflecting product cycle dynamics, we delivered more than 120% program to program growth for z16, our most successful program in history. Our portfolio mix, operating leverage and yield from productivity initiatives generated strong operating gross margin and operating profit performance. For the full year, we expanded operating gross profit margin by 130 basis points. Our operating pre-tax margin expanded by 120 basis points, ahead of our expectations and well above our model. These results represent our highest levels of operating gross margin and operating pre- tax margin in many years.

IBM 4Q24 Earnings Prepared Remarks 7 Now, turning to a deeper dive on the quarter. We generated $17.6 billion of revenue, up over 2% at constant currency and ahead of our expectation. Software growth accelerated to 11%, with strength across our key categories of Red Hat, Automation, Data & AI and Transaction Processing. Consulting was down 1%. This quarter we achieved record levels of signings and strong sequential growth in our generative AI book of business reflecting our early leadership in the areas our clients are prioritizing. Infrastructure was down 6%, reflecting product cycle dynamics in our eleventh quarter of z16. Looking at our profit metrics, in the fourth quarter we expanded operating gross margin by 50 basis points and operating pre-tax margin by 40 basis points. We are pleased with this strong performance driven by our portfolio mix, operating leverage and ongoing productivity initiatives, similar to the full year. This allowed for continued investments to drive innovation in our portfolio which you can see in our higher R&D expense, up 13%. Our operating tax rate was 14%, which is flat versus last year. And our operating earnings per share of $3.92 was up 1%. For the full year, we generated $12.7 billion of free cash flow, up $1.5 billion and growing 14%. The largest driver of this growth comes from Adjusted EBITDA, up about $900 million year-over-year. We realized $500 million in proceeds from the Palo Alto QRadar transaction, which was a small contribution to free cash flow given the payout of structural actions and foregone profit. We also delivered sustainable lower cash requirements through changes in our retirement plans. As we close out the mid-term model we introduced in 2021, we’ve grown free cash flow faster than revenue in each of the last three years, have exited 2024 with our highest free cash flow margin in reported history, and our free cash flow run-rate is above our mid-term model.

IBM 4Q24 Earnings Prepared Remarks 8 In terms of cash uses for the year, we invested over $3 billion on acquisitions, and we returned just over $6 billion to shareholders in the form of dividends. Looking at the balance sheet, we ended the year with a strong liquidity position with cash of $14.8 billion, which is up $1.3 billion year over year. Our debt balance ended the year down $1.6 billion at $55 billion, including approximately $12 billion of debt associated with our financing business.

IBM 4Q24 Earnings Prepared Remarks 9 Software Turning to the segments, Software revenue growth accelerated to 11% in the fourth quarter, driven by strength across the portfolio – with growth of 17% for Red Hat, 16% for Automation, 11% for Transaction Processing and 5% for both Data & AI and Security. We are pleased with how we finished the year, exceeding the Rule of 40 and the growth driver expectations we set back in January. Let me dive in a little deeper on each of these growth drivers. We continue to see momentum in Red Hat with fourth quarter revenue growth of 17%, fueled by six consecutive quarters of double-digit bookings growth. This performance reflects the continued demand for our hybrid cloud solutions as clients are prioritizing application modernization on OpenShift containers and Ansible automation to optimize their IT spend and reduce operational complexity. OpenShift is now a $1.4 billion ARR business, growing about 25%, and we continue to see increased volume in OpenShift Virtualization engagements. In addition to the strength in subscriptions, we saw a recovery in the consumption-based services business. Looking forward, Red Hat’s six-month revenue under contract – a reflection of the strong bookings performance mentioned – continues to grow in the mid-teens. We delivered strong results in our recurring revenue base and are seeing momentum from innovation across our portfolio. Our Hybrid Platform & Solutions ARR was $15.3 billion, up 11%. Transaction Processing delivered another strong quarter, driven by growing capacity demands, solid renewal rates, and increasing contribution from our generative AI product, watsonx Code Assistant for Z. We continue to introduce new products, which are making a meaningful impact on Software’s results. We have confidence in our portfolio with our

IBM 4Q24 Earnings Prepared Remarks 10 market leading businesses centered around Hybrid Cloud, Automation, Data, and Transaction Processing. In the quarter, about eight points of our growth was organic led by demand for our generative AI products like Concert and our AI assistants. We launched new products such as the next generation of watsonx Code Assistant that provides coding support for multiple languages and Guardium Quantum Safe that helps organizations monitor and manage their cryptographic security to fix vulnerabilities. And these investments in generative AI are paying off, with the Software AI book of business reaching about $1 billion inception to date in the fourth quarter. Our performance continues to benefit from our recent acquisitions. We are seeing growing contribution from the StreamSets and webMethods assets acquired in the second quarter. And at the end of 2024 we closed the acquisition of Neural Magic, which strengthens our AI capabilities in performance engineering and model optimization. And we are looking forward to the opportunities that the pending HashiCorp acquisition will bring. Looking at Software profit for the quarter, gross margin expanded, and segment profit was up over 220 basis points year to year, reflecting operating leverage driven by our revenue performance.

IBM 4Q24 Earnings Prepared Remarks 11 Consulting In Consulting, revenue was down 1%. Throughout the year we have operated in a dynamic macroeconomic environment. We continue to see clients reprioritizing their IT spending toward digital transformation and AI initiatives for cost optimization and operational efficiency as we wrap on a strong above market performance in 2023. Our focus remains on rapidly evolving our offerings and enhancing investments in skills and capabilities to align with these priorities. Our ability to address client demands drove signings growth of 23% in the quarter, our highest fourth quarter signings in recent history. Generative AI contributed about $1.5 billion of new bookings in the quarter as clients see the value our extensive industry and enterprise AI expertise can bring to accelerating their digital transformations. This strong signings performance takes our book-to-bill ratio up to 1.21 over the last twelve months. Our overall backlog remains healthy, up 8% year over year and our backlog erosion levels remain stable. Our Red Hat practice delivered another record-breaking quarter of signings and double-digit revenue growth. And we now have annual revenue of nearly $3 billion. In the quarter, strategic partnerships were a growth contributor both in signings and revenue with solid performance from partnerships with AWS and Azure. We are actively investing to enhance our skills and capabilities to address our clients’ top priorities with acquisitions like Accelalpha, a global Oracle services provider, which closed in the fourth quarter. And earlier this month we announced our intent to acquire Applications Technology Software, a consultancy known for driving business transformation with Oracle Cloud Applications.

IBM 4Q24 Earnings Prepared Remarks 12 Turning to our lines of business, Business Transformation revenue grew 2% driven by continued strength in transformational projects for data, finance, and supply chain. Both Technology Consulting and Application Operations declined in the quarter. Similar to last quarter, there was strength in cloud-based application services across modernization, development, and management but we continued to see clients reprioritize spending away from on-prem customized services. Looking at Consulting profit, we delivered segment profit margin of nearly 12%, a sequential expansion of almost one point, as we continue to realize the benefits of our productivity actions.

IBM 4Q24 Earnings Prepared Remarks 13 Infrastructure Moving to the Infrastructure segment, revenue was down 6%, reflecting product cycle dynamics. Hybrid Infrastructure was down 8% and Infrastructure Support was flat. Within Hybrid Infrastructure, IBM Z revenue is down 20% in the quarter. This is the eleventh quarter of z16 availability, and the combination of resiliency, reliability, and security continues to resonate with clients. Nearly three years in, this product cycle has outpaced prior cycles and program to date installed MIPs have increased over 30% as clients’ capacity needs continue to grow. IBM Z remains an enduring platform for mission critical workloads, driving not just hardware adoption but also the related software, storage and services. Distributed Infrastructure revenue grew 2%. This performance was fueled by double digit growth in Storage, as we introduced new innovation in the quarter designed to give clients the ability to scale storage capacity to meet growing data demands to support the next generation of AI workloads and projects. For Infrastructure profit, we expanded gross profit margin nearly two points sequentially. Our segment profit margin was down 320 basis points in the quarter, reflecting where we are in the product cycle and continued investments in innovation. For the full year our segment profit margin was 17.5 percent.

IBM 4Q24 Earnings Prepared Remarks 14 Summary Now, let me bring it back up to the IBM level to wrap up. As Arvind mentioned we met or exceeded our mid-term model target metrics for revenue growth, profitability and free cash flow growth. And we have fundamentally repositioned our business to a software led, integrated platform. Let me now turn to 2025 guidance, and our two key measures of success – revenue growth and free cash flow. We expect constant currency revenue growth inflecting higher to 5% plus. And we expect to grow free cash flow faster than revenue growth with about $13.5 billion of free cash flow. Given the continued strengthening of the dollar, we expect currency to be about a two-point headwind to revenue growth for the year. Our revenue expectations are underpinned by accelerating growth across our business. In Software, given the strength of our portfolio, investment in innovation and the contribution from acquisitions, we expect revenue growth approaching double digits. And we continue to see strength in Red Hat, with mid-teens growth for the year. In Consulting, the combination of our backlog levels, record signings in the fourth quarter, and our book of business in GenAI support an acceleration in growth to low single digits. And with our new mainframe launch in mid-2025, we expect Infrastructure to be about a point contribution to IBM’s overall revenue growth. For the full year, we expect IBM’s operating pre-tax margin to expand by over half a point. Portfolio mix and ongoing productivity initiatives continue to drive margin expansion, mitigated by the impact of dilution from acquisitions. Our tax rate for the year should be in the mid-teens and

IBM 4Q24 Earnings Prepared Remarks 15 as always, the timing of discrete items can cause the rate to vary within the year. For free cash flow, we expect to generate about $13.5 billion in 2025. Given the strong fundamentals of our business, we expect double-digit Adjusted EBITDA growth which is the primary driver of our free cash flow. This will be offset by cash tax headwinds and higher capex. Our productivity initiatives have enabled investments in innovation, skills and go-to-market capabilities including our ecosystem. We have accomplished this while simultaneously growing our operating profit margin and free cash flow, which in turn has increased our financial flexibility. This remains our playbook going forward, having executed on $3.5 billion of annual run rate savings exiting 2024, supporting our strong free cash flow growing in excess of revenue. Looking to the first quarter, I expect our constant currency revenue growth rate to be similar to the fourth quarter. We expect workforce rebalancing fairly consistent with the prior year. We are also wrapping on the $241 million gain from the divestiture of The Weather Company. Excluding the year over year impact of the gain, we expect about 50 basis points of operating pre-tax margin expansion. It is hard to predict discrete events, but our best view is that the first quarter tax rate could be a few points lower than the full year rate, but still a headwind over last year. In summary, we have delivered durable growth over the mid-term model and expect to drive an upwards inflection. We have repositioned our business and are excited about 2025 and beyond. We look forward to discussing more details at our upcoming investor day on February 4. Arvind and I are now happy to take your questions. Olympia, let’s get started.

IBM 4Q24 Earnings Prepared Remarks 16 Closing Thank you, Jim. Before we begin the Q&A, I’d like to mention a couple of items. First, supplemental information is provided at the end of the presentation. And then second, as always, I’d ask you to refrain from multi-part questions. Operator, let’s please open it up for questions.